Exhibit 31.1
Rule 13a-14(a)/15d-14(a) Certification
I, Marvin Richardson, C, certify that:
1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Arcadia Resources, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ Marvin Richardson
Marvin Richardson
Chief Executive Officer and President
Date: June 30, 2011